As filed with the Securities and Exchange Commission on May 15, 2007.	File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	58-2299339
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
950 E. Paces Ferry Road
Suite 1575
Atlanta, Georgia 30326
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

INDUSTRIAL DISTRIBUTION GROUP, INC.
MANAGEMENT INCENTIVE PROGRAM
(Full Title of the Plan)

Copies to:
Jack P. Healey
Executive Vice President, Chief Financial Officer and	W. Randy Eaddy, Esq.
Corporate Secretary	Kilpatrick Stockton LLP
Industrial Distribution Group, Inc.	1100 Peachtree Street, N.E.
950 E. Paces Ferry Road	Atlanta, Georgia 30309-4530
Suite 1575	(404) 815-6500
Atlanta, Georgia 30326
(404) 949-2100
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, $0.01 par value	200,000	$11.39(2)	$2,278,000.00(2)	$69.94

(1)	This Registration Statement also covers (i) such indeterminate number of additional shares of Common Stock as may be issued to prevent dilution in the event of a stock dividend, stock split or other similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) Common Stock purchase rights under the Company’s Rights Agreement.

(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on May 8, 2007, which was $11.39.

     Industrial Distribution Group, Inc. (the “Company”) files this Registration Statement on Form S-8 to reflect an amendment to the Company Management Incentive Program (the “Plan”) that increases the number of shares of Common Stock, par value $0.01 (the “Common Stock”) authorized under the Plan. The shares authorized under the Plan have been increased by 200,000, from 250,000 to 450,000. The 250,000 shares of Common Stock previously authorized under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-78005), the contents of which are incorporated herein by reference.
ITEM 8. EXHIBITS
     The following exhibits are included with this Registration Statement:

Exhibit Number	Description
4(a)	Industrial Distribution Group, Inc. Management Incentive Program (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K, File No. 001-13195, filed with the Securities and Exchange Commission on March 31, 1999 and incorporated herein by reference).

4(b)	First Amendment to the Industrial Distribution Group, Inc. Management Incentive Program.

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of May, 2007.

INDUSTRIAL DISTRIBUTION GROUP, INC.

By:	/s/ Charles A. Lingenfelter

Charles A. Lingenfelter
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 15, 2007.

/s/ Charles A. Lingenfelter Charles A. Lingenfelter	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Jack P. Healey Jack P. Healey	Executive Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

* David K. Barth	Director

* William R. Fenoglio	Director

* William T. Parr	Director

* Ajita G. Rajendra	Director

* George L. Sachs, Jr.	Director

* Richard M. Seigel	Director

* By:	/s/ Jack P. Healey
Jack P. Healey
as Attorney-in-fact pursuant to Power of
Attorney filed herewith

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4(b)	First Amendment to the Industrial Distribution Group, Inc. Management Incentive Program.

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney.